UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022

LifeStance Health Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40478	86-1832801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N. Scottsdale Road Suite 6000
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 602 767-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2022 (the “Effective Date”), the Board of Directors of LifeStance Health Group, Inc. (“LifeStance” or the “Company”) appointed Kenneth Burdick as the Company’s new Chief Executive Officer and Chairman of the Board of Directors. Mr. Burdick succeeds Michael Lester, who has served as the Company’s President and Chief Executive Officer and Chairman since 2017 and who is retiring from his officer and director roles effective upon Mr. Burdick’s appointment on the Effective Date. Alert5 Consulting LLC (“Alert5”), a company owned by Mr. Lester, will continue to provide consulting services to the Company through September 7, 2023. In conjunction with Mr. Burdick’s appointment and Mr. Lester’s retirement, on the Effective Date, Danish Qureshi, the Company’s Chief Operating Officer, was appointed as the Company’s President, in addition to his role as Chief Operating Officer.

Prior to joining LifeStance, Mr. Burdick served as the Executive Vice President of Markets and Products of Centene Corporation from January 2020 until February 2021. He served as the Chief Executive Officer of WellCare Health Plans, Inc. from 2015 until January 2020 when the company was acquired by Centene. Mr. Burdick joined WellCare in 2014, serving initially as President, National Health Plans and then as President and Chief Operating Officer. He served as the President and Chief Executive Officer of Blue Cross and Blue Shield of Minnesota from February 2012 to July 2012. From August 2010 to February 2012, he served as Chief Executive Officer of the Medicaid and Behavioral Health businesses of Coventry Health Care, Inc. From October 1995 to May 2009, Mr. Burdick held a variety of positions with UnitedHealth Group, Inc., including Chief Executive Officer of UnitedHealthcare from 2006 to 2008 and Chief Executive Officer of Secured Horizons (Medicare division of UnitedHealthcare) from 2008 to 2009. Mr. Burdick currently serves on the Board of Directors of Centene Corporation and First Horizon National Corporation. He also served on the Board of Directors of Big Brothers Big Sisters of America from 2017 to 2022, including as National Board Chair from July 2018 to June 2022.

In connection with Mr. Lester’s termination of employment as President and Chief Executive Officer, Mr. Lester, Alert5, the Company and certain affiliates of the Company have entered into a Separation and General Release Agreement (the “Separation Agreement”), an Amendment to Restricted Stock Unit Award Agreement (the “RSU Amendment”), an Amendment to Stock Transfer Restriction Agreement (the “Stock Transfer Amendment”), an Amendment to Time and Performance-Based Restricted Stock Unit Award Agreement (Time-Based Award) (the “2022 RSU Amendment”), an Amendment to Time and Performance-Based Restricted Stock Unit Award Agreement (Performance-Based Award) (the “PSU Amendment”), and an Amendment to Partnership Interest Award Agreement (the “RSA Amendment”), and Mr. Lester, Alert5 and the Company have entered into a Consulting Agreement (the “Consulting Agreement”) (the Separation Agreement, the RSU Amendment, the Stock Transfer Amendment, the 2022 RSU Amendment, the PSU Amendment, the RSA Amendment, and the Consulting Agreement together referred to as the “Separation Documents”). Pursuant to the Separation Documents, Alert5 will receive $50,933.33 per month in respect of the consulting services it provides to the Company until the end of the consulting period on September 7, 2023 (the “End Date”). If the Company terminates the Consulting Agreement without cause (as defined in the Consulting Agreement) prior to the End Date, the Company will pay Alert5 the consulting fees that would otherwise have been payable through the End Date. Upon his termination of employment as President and Chief Executive Officer, Mr. Lester will be entitled to receive subsidized health, dental and other insurance plan continuation coverage for 12 months following termination and he will remain eligible to receive an annual bonus for 2022 based on actual performance and pro-rated to reflect the portion of 2022 that he was employed as President and Chief Executive Officer. Further, pursuant to the Separation Documents, if there is a change in control (as defined in the Company’s Severance and Change in Control Policy (the “Change in Control Policy”)) within six months following the Effective Date, so long as Mr. Lester has not breached any restrictive covenants and the Consulting Agreement has not been terminated for cause, Mr. Lester will be entitled to receive payments and benefits pursuant to the Change in Control Policy, reduced by any amounts paid or payable under the Separation Documents.

Pursuant to the Separation Documents, the equity awards previously granted to Mr. Lester will continue to be eligible to vest for the duration of the consulting period under the Consulting Agreement, and (i) pursuant to the RSU Amendment, (A) if Alert5’s services are terminated by the Company for any reason other than cause or terminate as a result of the end of the consulting period, the restricted stock units granted to Mr. Lester in 2021 will vest in full, and (B) if there is a change in control within six months following the Effective Date, the restricted stock units will be treated as provided in the Change in Control Policy; (ii) pursuant to the 2022 RSU Amendment, (A) if Alert5’s services are terminated by the Company for any reason other than cause or terminate as a result of the end of the consulting period, the restricted stock units granted to Mr. Lester in 2022 ordinarily scheduled to vest on or prior to the one-year anniversary of the End Date will vest in full, (B) if such termination occurs prior to the six-month anniversary of Effective Date, the restricted stock units will remain outstanding and eligible to vest as provided in the Change in Control Policy until such six-month anniversary, and (C) if there is a change in control within six months after the Effective Date, the restricted stock units will be treated as provided in the Change in Control Policy; (iii) pursuant to the PSU Amendment, (A) if Alert5’s services are terminated by the Company for any reason other than cause or terminate as a result of the end of the consulting period prior to the six-month anniversary of Effective Date, the performance-based restricted stock units granted to Mr. Lester in 2022 will remain outstanding and eligible to vest as provided in the Change in Control Policy until such six-month anniversary and (B) if there is a change in control within six months after the Effective Date, the performance-based restricted stock units will be treated as provided in the Change in Control Policy; and (iv) pursuant to the RSA Amendment, (A) the restricted shares granted to Mr. Lester that were subject to time-based vesting conditions vested in full upon Mr. Lester’s termination of employment, and (B) upon the end of the consulting period or if the Company terminates Alert5’s services for any reason other than for cause, the performance-based restricted shares will remain outstanding and eligible to vest based on performance for six months following the End Date. In addition, pursuant to the Stock Transfer Amendment, Mr. Lester has agreed that, until the two-year anniversary of the Company’s initial public offering, Company equity owned by Mr. Lester will remain subject to certain transfer restrictions.

Under the Separation Documents, Mr. Lester and Alert5 agreed to a release of claims in favor of the Company and its affiliates, and the Company and its affiliates agreed to a release of claims in favor of Mr. Lester and Alert5. The foregoing payments and benefits are conditioned on Mr. Lester’s continued compliance with the restrictive covenants by which he is bound.

The foregoing descriptions of the Separation Documents do not purport to be complete and are qualified in their entirety by the full text of the agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

In connection with his appointment as Chief Executive Officer, the Company and Mr. Burdick entered into an employment agreement (the “Employment Agreement”) that provides for an entitlement to an annual base salary of $700,000 and an annual bonus opportunity, pro-rated for 2022, with a target equal to 100% of his base salary and with the actual amount of such bonus based upon achievement of performance objectives determined by our Board of Directors or the compensation committee thereof. Mr. Burdick will be entitled to participate in the employee benefit plans maintained by the Company and to reimbursement for business expenses (including annual access to a maximum of 50 flight hours of private aircraft service for business travel) in accordance with the Company’s reimbursement policies.

Under the terms of the Employment Agreement, if Mr. Burdick’s employment is terminated by the Company without cause or if Mr. Burdick resigns for good reason (as such terms are defined in the Employment Agreement), subject to his execution of a release of claims in favor of the Company, he will be entitled to receive the following severance payments and benefits: (i) continued payment of his base salary for a period of 18 months following termination, (ii) an amount equal to his annual bonus for the year of termination, based on actual performance and pro-rated to reflect the portion of the calendar year during which he was employed (“Pro-Rata Bonus”), (iii) payment of his full COBRA premiums for 18 months following his termination, subject to his eligibility for, and timely election of, COBRA coverage, and (iv) if Mr. Burdick elects to continue his participation in our insurance plans, other than the health and dental insurance plans, payment of his full premium cost for 18 months following his termination, subject to his eligibility for such continued participation. If his employment is terminated due to his death or disability, he will receive a Pro-Rata Bonus and, upon a termination due to his disability, six months of base salary continuation (reduced by any wage continuation payments received under any of our health and disability insurance plans). Mr. Burdick will also be eligible to receive severance payments and benefits under the Change in Control Policy upon a termination of his employment in certain circumstances within the Change in Control Period (as defined in the Change in Control Policy and without duplication with respect to any severance benefits he is entitled to under the Employment Agreement), which payments and benefits shall be no less favorable than those in effect under the Change in Control Policy on the Effective Date.

The Employment Agreement also contains certain restrictive covenant obligations, including covenants relating to confidentiality and assignment of inventions, as well as covenants not to compete or solicit certain of our service providers, customers, and suppliers during Mr. Burdick’s employment and for 18 months after termination of employment.

In connection with his appointment, on the Effective Date Mr. Burdick was granted an option to purchase 9,404,539 shares of our common stock, with one-third (1/3) of the underlying shares subject to time-based vesting over four years and two-thirds (2/3) of the underlying shares subject to time- and performance-based vesting based on our average trading stock price on specified measurement dates, in each case, generally subject to Mr. Burdick’s continued employment with us through the applicable vesting date. Upon a change in control, the performance-based options will vest based on actual performance through such change in control. If Mr. Burdick’s employment is terminated by us without cause or by him for good reason, in either case, within six months prior to or within 12 months following a change in control, the time-based options will vest in full upon the later of the change in control or such termination of employment. If Mr. Burdick’s employment is terminated by us without cause or by him for good reason, in either case, within six months prior to a change in control, the performance-based options will remain outstanding and eligible to vest in connection with such change in control. The option was granted under, and subject to the terms and conditions of, the Company’s 2021 Equity Incentive Plan.

The foregoing descriptions of the Employment Agreement and option award for Mr. Burdick do not purport to be complete and are qualified in their entirety by the full text of the agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

In connection with his appointment as President on the Effective Date, the Company and Mr. Qureshi entered into a letter agreement (the “Letter Agreement”) that provides for a target annual bonus equal to 75% of his annual base salary commencing for 2022. In addition, on the Effective Date, Mr. Qureshi was granted an option to purchase 2,821,362 shares of our common stock, with one-third (1/3) of the underlying shares subject to time and performance-based vesting over four years and two-thirds (2/3) of the underlying shares subject to time- and performance-based vesting based on our average trading stock price on specified measurement dates, in each case, generally subject to Mr. Qureshi’s continued employment with us through the applicable vesting date. Upon a change in control, the performance-based options will vest based on actual performance through such change in control. If Mr. Qureshi’s employment is terminated by us without cause or by him for good reason, in either case, within six months prior to or within 12 months following a change in control, the time-based options will vest in full upon the later of the change in control or such termination of employment. If Mr. Qureshi’s employment is terminated by us without cause or by him for good reason, in either case, within six months prior to a change in control, the performance-based options will remain outstanding and eligible to vest in connection with such change in control. The option was be granted under, and subject to the terms and conditions of, the Company’s 2021 Equity Incentive Plan.

The foregoing descriptions of the Letter Agreement and option award for Mr. Qureshi do not purport to be complete and are qualified in their entirety by the full text of the agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing Mr. Burdick’s appointment, Mr. Lester’s retirement and Mr. Qureshi’s new position is attached hereto as Exhibit 99.1. The information furnished under Item 7.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference into the Company’s filings with the Securities and Exchange Commission under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated September 8, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LifeStance Health Group, Inc.

Date: September 8, 2022	By:	/s/ Ryan Pardo
Ryan Pardo Chief Legal Officer and Secretary